Exhibit 10.8

Software License Agreement

This Software License Agreement (hereinafter referred to as this “Agreement”) is made and entered into by the following Parties in      on     , 2019:

Party A: Domestic affiliate of Fang Holdings Limited (hereinafter referred to as “Fang” or “Party A”), a limited liability company validly incorporated and legally existing under the laws of the People’s Republic of China (“China”, for the purposes of this Agreement, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan Region of the People’s Republic of China), with registered address at       .

Party B: Beijing Zhong Zhi Shi Zheng Data Information Technology Co., Ltd. or other domestic entities (hereinafter referred to as “Zhong Zhi Shi Zheng” or “Party B”), a limited liability company validly incorporated and legally existing under the laws of China, with registered address at       .

The foregoing Parties shall hereinafter be referred to individually as a “Party” and collectively as the “Parties”.

Whereas:

Party A agrees to license Party B the right to continuously use certain Softwares held by Party A, and Party B agrees to pay Party A the usage fee.

NOW, THEREFORE, through friendly negotiation, in accordance with the provisions of the Contact Law and other relevant laws and regulations, in line with the principles of equality and reciprocity, the Parties reach the following agreement for mutual compliance:

Article 1 Software License

1.1                               Software License: Party A agrees to license Party B the right to continuously use certain Softwares held by it (please see Appendix 1 “List of Softwares” for details).

1.2                               Fees and Payment: Party B shall pay annually Party A RMB500,000 as the usage fee. The software license fee may be subject to an annual adjustment based on the resource costs of certain Softwares.

Article 2 Parties’ Representations and Warranties

2.1                               Each Party hereby represents and warrants to the other Party that it has full and independent legal status and legal capacity to execute, deliver this Agreement and perform the obligations hereunder, and shall not violate any relevant laws, regulations or government orders, or conflict with any contract or agreement to which it is a Party or on which its assets are binding.

2.2                               After signing this Agreement, neither Party may engage in any action that conflicts with the performance of this Agreement.

2.3                               Party A hereby represents and warrants to Party B that it is the legal owner of the titles to or the use right of the Softwares under this Agreement, and such Softwares are valid and licensable to Party B for use. To the best of Party A’s knowledge, there is no issue which may cause the softwares to be ineffective or not licensable. No infringement upon or illegal use of any right, title or interest of any intellectual property is involved in the ownership of such Softwares by Party A.

Article 3 Liability for Breach

3.1                               After signing this Agreement, except for force majeure, if either Party fails to perform its obligations or undertakings hereunder or the representations or warranties made by either Party are false or materially wrong, such Party shall be deemed to have committed a breach.

3.2                               The breaching Party shall continue performing its obligations, take remedial measures or pay comprehensive and sufficient compensation to the non-breaching Party as required by the non-breaching Party. The foregoing compensation shall cover direct losses and indirect losses, but shall not cover any losses other than such losses possibly caused by the breach as the breaching Party foresees or should have foreseen at the time of signing this Agreement. If relevant breach constitutes a material breach, thereby causing frustration of the purpose of this Agreement, the non-breaching Party shall be entitled to terminate this Agreement by a written notice to the breaching Party and claim liabilities for damages from the breaching Party according to this Agreement.

Article 4 Effectiveness, Alteration and Termination of Agreement

4.1                               This Agreement shall be concluded and become effective as of the date of signing by both Parties.

4.2                               This Agreement shall be valid for ten (10) years from the effective date.

4.3                               This Agreement may be modified, altered or amended upon mutual agreement by and between the Parties. No modification, alteration or amendment shall be valid unless made in writing, signed and went through necessary procedures by both Parties.

4.4                               Except as required by law or as otherwise agreed herein, this Agreement may be rescinded or terminated only when both Parties agree in writing to rescind or terminate this Agreement.

Article 5 Force Majeure

5.1                               The term “Force Majeure Event” as used herein means any objective circumstance or event that occurs after the signing date of this Agreement, that unforeseeable, unavoidable or insurmountable by the affected Party, which makes such Party objectively impossible to perform all or part of its obligations hereunder.

5.2          A Party claiming that it is affected by a Force Majeure Event shall notify the other Party in writing of the occurrence of such Force Majeure Event in the shortest time as possible as practical. A Party claiming that a Force Majeure Event has made it objectively impossible to perform this Agreement is obligated to make every reasonable effort to eliminate or mitigate the effects of such Force Majeure Event.

5.3          Failure to perform part or all of the obligations hereunder due to the effects of a Force Majeure Event as stipulated herein shall not constitute a breach, and the performance of such obligation shall be suspended during the period when such Force Majeure Event hinders its performance. Upon termination or elimination of such Force Majeure Event or its effects, both Parties shall immediately resume the performance of their respective obligations hereunder.

Article 6 Notice

6.1          All notices, requirements or other communications required or permitted to be sent or made by this Agreement shall be in writing, and may be sent by personal delivery, commercial overnight courier, or email, to the recipient to the address or email address of relevant Party as set out herein (or other address or email address of which relevant Party may formally notify the other Party in writing from time to time). Any of such notices, requirements or other communications shall be deemed to be effectively delivered immediately (if sent by personal delivery or by email), or three (3) working days following the date of sending (if sent by commercial overnight courier); in the case of personal delivery or email, if there is evidence proving that such notices, requirements or other communications are properly addressed and are sent out or relevant proof of service shows that the letters are properly addressed, sent out and delivered, such evidence or proof of service are sufficient to prove the effective delivery. For the purpose hereof, the Parties’ addresses and emails shall be as follows:

Party A: Fang Holdings Limited

Recipient: YANG Xiaomeng

Contact Address: Block A, 20 Guogongzhuang Middle Street, Fengtai District, Beijing

Contact Number: [REDACTED]

E-mail: [REDACTED]

Party B: Beijing Zhong Zhi Shi Zheng Data Information Technology Co., Ltd.

Recipient: CHEN Lili

Contact Address: Block A, 20 Guogongzhuang Middle Street, Fengtai District, Beijing

Contact Number: [REDACTED]

E-mail: [REDACTED]

Article 7 Governing Law and Dispute Resolution

7.1          The conclusion, validity, interpretation, and performance of and the resolution of disputes arising from and related to this Agreement shall be governed by and interpreted according to the laws of China.

7.2          All disputes arising from or in connection with this Agreement shall be resolved by the Parties through friendly negotiation. If any dispute cannot be resolved through negotiation, either Party shall be entitled to submit such dispute to the Beijing Arbitration Commission for arbitration according to the arbitration rules of the commission then in force. The arbitration award shall be final and binding on both Parties.

7.3          During dispute resolution, the Parties may continue enjoying their respective other rights hereunder and shall continue performing their respective corresponding obligations hereunder.

Article 8 Miscellaneous

8.1          This Agreement shall be written in Chinese. Where this Agreement is written in any other language, in the event of any conflict between or among different versions, the Chinese version shall prevail.

8.2          If any provision of this Agreement is invalid or unenforceable under its applicable law, such provision shall be deemed as never existed and shall not affect the validity of other provisions of this Agreement, and the Parties shall, to the extent permitted by law, negotiate to determine a new provision, so as to ensure the realization of the intention of the original provision as far as possible.

8.3          Except as otherwise provided herein, neither failure to exercise nor delay in the exercise of any rights hereunder shall constitute a waiver of such rights, and neither single nor partial exercise of any rights hereunder shall exclude the exercise of any other rights.

8.4          Except as otherwise provided herein, neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party.

8.5          Except as otherwise provided herein, each Party shall bear the legal and other costs incurred by itself in connection with the preparation, negotiation and execution of this Agreement.

8.6          Each Party undertakes to the other Party that, without the prior written consent of the other Party, it shall not disclose to any third party, and shall also procure its directors, equity holders, officers, employees, agents or affiliates (collectively referred to as “Representatives”) not to disclose any Confidential Information to any third party, nor shall it use any Confidential Information in a way being harmful to the other Party. The term “Confidential Information” as used in this section means, (a) any information on the organization, business, technology, intellectual property, security record, investment, finance, transactions or other affairs of any Party, or such Party’s directors, officers, or employees, whether communicated orally, in writing or otherwise, and whether provided on, before, or after the effective date of this Agreement; (b) the terms of this Agreement, or the identity of the Parties and their respective affiliates; and (c) any other information prepared by a Party or any of its Representatives that contains or otherwise reflects, arises from, or derives from the information specified in abovementioned (a). This section shall not apply to: (a) any disclosure of any Confidential Information that is generally available to the public or becomes available to the public, except disclosure by a Party or any of its Representatives in violation of this Agreement; (b) any disclosure by a Party to one of its Representatives or affiliates when such disclosure is necessary for its performance of its obligations or exercise of its rights according to this Agreement, provided that such Representative or affiliate (i) bears a similar confidentiality obligation or (ii) has another binding professional confidentiality obligation; or (c) any disclosure required by the rules of any stock exchange on which a Party or its parent company is listed or the legal or judicial or regulatory proceedings applicable to a Party or its parent company, or related to the judicial process of any relevant legal action, suit or proceeding arising out of or in connection with this Agreement, provided that the other Party is notified in advance as far as then practically possible and any feasible arrangement is made for confidentiality. Neither Party may, and each Party shall procure its officers, employees, agents and affiliates and the officers, employees and agents of such affiliates not to, without consulting with the other Party and obtaining the written consent of the other Party, make any announcement or comment on this Agreement or the transaction contemplated in this Agreement, except any disclosure required by law or any applicable stock exchange regulations, made according to any court order, or required by any stock exchange on which such Party or its affiliate is listed or required by any government or regulatory agency with jurisdiction. The execution, validity, performance, and interpretation of and the resolution of disputes arising from and related to this Agreement shall be governed by the laws of China.

8.7          The headings of the terms of this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.8          This Agreement is made in two (2) copies and each Party holds one (1) copy with the same legal effect.

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Appendix 1   List of Softwares

Name of Softwares	Description

Appendix

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Party A: Fang Holdings Limited (Seal)

Signature:
Name:
Title:

Signature Page

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Party B: Beijing Zhong Zhi Shi Zheng Data Information Technology Co., Ltd. (Seal)

Signature:
Name:
Title:

Signature Page